EXHIBIT 2
               The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or her contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or she knows of or has reason to believe that such information is not accurate.


Dated:  August 9, 1999        GREENWICH STREET CAPITAL PARTNERS II, L.P.
                              GSCP OFFSHORE FUND, L.P.
                              GRENWICH FUND, L.P.
                              GREENWICH STREET EMPLOYEES FUND, L.P.
                              TRV EXECUTIVE FUND, L.P.

                              By: Greenwich Street Investments II, L.L.C., their general partner


                              By:  /s/ Sanjay H. Patel
                                 ----------------------------------------------
                                 Name: Sanjay H. Patel
                                 Title: Managing Member


                              GREENWICH STREET INVESTMENTS II, L.L.C.,


                              By:  /s/ Sanjay H. Patel
                                 ----------------------------------------------
                                 Name:  Sanjay H. Patel
                                 Title: Managing Member


                              /s/ Alfred C. Eckert III
                              -------------------------------------------------
                              Alfred C. Eckert III


                              /s/ Keith W. Abell
                              -------------------------------------------------
                              Keith W. Abell


                              /s/ Sanjay H. Patel
                              -------------------------------------------------
                              Sanjay H. Patel


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